STANDSTILL AGREEMENT

  This Standstill Agreement ("Agreement") entered into the 8th day of January, 2001, by and among COOKER RESTAURANT CORPORATION, an Ohio corporation ("Borrower"), CGR MANAGEMENT CORPORATION, a Florida corporation, FLORIDA COOKER LP, INC., a Florida corporation, and SOUTHERN COOKER LIMITED PARTNERSHIP, an Ohio limited partnership, (collectively the "Co-Obligors" and individually a "Co-Obligor"), jointly and severally, and BANK OF AMERICA, N.A., successor to NATIONSBANK, N.A., successor to NATIONSBANK OF TENNESSEE, N.A., a national banking association ("Bank of America") and FIRST UNION NATIONAL BANK, a national banking association ("First Union") (Bank of America and First Union being individually referred to as a "Lender" and collectively referred to as the "Lenders") and BANK OF AMERICA, N.A., successor to NATIONSBANK, N.A., successor to NATIONSBANK OF TENNESSEE, N.A., a national banking association, as administrative agent for the Lenders (in such capacity the "Agent").

                        W I T N E S S E T H

	WHEREAS, on September 24, 1998, the Borrower, the Co-Obligors, Bank of America and First Union entered into that certain Loan Agreement, which was amended by a First Amendment to Loan Agreement entered into the 28th day of April, 1999, to be effective March 24, 1999, and a Second Amendment to Loan Agreement dated August 31, 1999, which was amended by a Third Amendment to Loan Agreement dated November 12, 1999, which was amended by a Fourth Amendment to Loan Agreement dated December 3, 1999 (the "Loan Agreement"); and,

	WHEREAS, included in the collateral securing the obligations owed to the Lenders under the Loan Documents (collectively, the "Obligations") are a restaurant in Florence, Kentucky ("Florence
Property"), a restaurant located in Boardman, Ohio, ("Boardman
Property") and the Borrower's and Co-Obligors' headquarters building located in West Palm Beach, Florida ("Headquarters Building"); and,

	WHEREAS, Borrower and Co-Obligors wish to sell the Florence Property, the Boardman Property and the Headquarters Building and
Borrower, Co-Obligors and Lenders have agreed on the disposition of the proceeds of such sales payable to Lenders, on the one hand, and Borrower and Co-Obligors, on the other hand; and,

	WHEREAS, Lenders, Borrower and Co-Obligors have entered into this Agreement to provide for the disposition of such proceeds following the sale and for other matters.

	NOW, THEREFORE, as an inducement to cause Lenders to deliver releases of the mortgages encumbering the Florence Property, Boardman Property and the Headquarters Building and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

	1.	Capitalized terms not defined herein shall have the meaning
contained in the Loan Agreement.



        Exhibit 10.33-Pg. 1



	2.	Concurrently with the mutual execution and delivery of this
Agreement, Lenders shall deliver Releases for the mortgages held by them on the Florence Property, Boardman Property and the Headquarters
Building on the condition that the title company closing each sale wire transfers the Net Proceeds (as defined below) of each such sale to Agent to be then applied to the Obligations in the manner provided in the Loan Agreement and the Notes. The mortgage on the Florence Property will be released upon the wire transfer to Agent of the greater of One Million, Two Hundred Ninety-Five Thousand, Dollars ($1,295,000.00) or the Net Proceeds of this sale. The mortgage on the Boardman Property will be released upon the wire transfer to Agent of the greater of One Million, Eighty-Nine Thousand Dollars ($1,089,000.00) or the Net Proceeds of this sale. The mortgage on the Headquarters Building will be released upon the wire transfer to Agent of Four Million, Four Hundred Fifty Thousand Dollars ($4,450,000.00) less the proceeds wired to Agent on account of the sales of the Boardman and Florence Properties. It is estimated that from the Net Proceeds of sale of the Headquarters Building approximately Seven Hundred Fifty Thousand Dollars ($750,000.00) will remain, which amount shall be wire transferred by the title company closing such sale to an account designated by Borrower and Co-Obligors
(the "Borrower's Share of Net Proceeds"). To the extent that the Net Proceeds from the Headquarters Building are in excess of Seven Hundred Fifty Thousand Dollars ($750,000.00), the excess shall be wired to Agent. In each sale, the "Net Proceeds" will be calculated after deducting customary and reasonable closing costs, brokerage commissions, pro rations and release fees to CIT.

	The foregoing paragraph assumes that the sale of the Headquarters Property closes after the sale of both the Florence Property and Boardman Property close (the "Assumed Closing Order"). If the sequence of the closings of the three property sales is other than the Assumed Closing Order, the parties agree that Lenders are to receive the first Four Million, Four Hundred Fifty Thousand Dollars ($4,450,000.00), the Borrower and Co-Obligors are to receive directly through the applicable title company the next Seven Hundred Fifty Thousand Dollars
($750,000.00) and the Lenders are to receive any Net Proceeds in excess of Five Million, Two Hundred Thousand Dollars ($5,200,000.00). If, by virtue of the order of closings and the form of releases provided by the Lenders, the Lenders receive more than the first Four Million, Four Hundred Fifty Thousand Dollars ($4,450,000.00), Lenders agree to immediately wire transfer any such excess Net Proceeds up to Seven Hundred Fifty Thousand Dollars ($750,000.00) to Borrower and Co-Obligors.

	3. 	The Borrower's Share of Net Proceeds shall be held by
Borrower for the purpose of funding a deposit to Borrower's new food vendor, P.Y. Monarch. Borrower and Co-Obligors agree to use such funds only for this purpose.

	4.	To induce the Lenders to release to the Borrower and Co-
Obligors the Borrower's Share of Net Proceeds, Borrower and Co-
Obligors shall, concurrently with the mutual execution and delivery of this Agreement, execute and deliver first priority mortgages on Borrower's and/or Co-Obligors' restaurant properties located in Grand Rapids, Michigan (the "Grand Rapids Mortgage"), and Vandalia, Ohio
(the "Vandalia Mortgage"). If the sale of the Headquarters Building does not close or if Borrower does not receive the Borrower's Share of Net Proceeds for any other reason by January 20, 2001, Lenders shall release the Grand Rapids Mortgage. Borrower may also request that Lenders release the Vandalia Mortgage, in which case the forbearance under Paragraph 5 shall terminate. The Lenders shall be obligated to release the Grand Rapids Mortgage and, if requested to do so by the Borrower, the Vandalia Mortgage even if the Borrower and Co-Obligors



        Exhibit 10.33-Pg. 2



are in default under the Loan Documents at the time of the request. The Grand Rapids Mortgage and the Vandalia Mortgage (collectively, the "Mortgages") will secure all obligations owed to the Lenders and shall be in substantially the same form as those previously delivered to Lenders and shall be subject to the terms of the Loan Agreement. Notwithstanding the foregoing, the Grand Rapids Mortgage shall be released by Lenders upon a payment to Lenders in immediately available federal funds by wire transfer of an amount equal to the Borrower's Share of Net Proceeds, plus interest on such amount from the date of this Agreement until the date of the release, which interest shall accrue and be computed at the non-default rate of interest contained in the Loan Documents (the "Grand Rapids Release Price"). The Lenders shall be obligated to release the Grand Rapids Mortgage upon receipt of the Grand Rapids Release Price even if the Borrower and Co-Obligors are in default under the Loan Documents at the time of the sale.

	5. 	Lenders contend that Borrower and Co-Obligors are in default under the Loan Agreement and Notes in the following respects
(collectively, the "Default"): (a) the failure to make payments of principal and interest on the Notes from and after the installment due on July 1, 2000; (b) the failure to comply with the financial covenants contained in Sec. 36 of the Loan Agreement; (c) the Default by Borrower and Co-Obligors under their Loan Agreement with CIT; and (d) Borrower's and Co-Obligors' defaults under their subordinated 6 _ public bonds. In consideration of the provisions of this Agreement, Lenders agree to forbear from exercising rights against the Borrower and Co-Obligors as a result of such Default until the date (the "Forbearance Date") which is the first to occur of the following: a) March 31, 2001; b) the filing of a petition under any Chapter of the Bankruptcy Code by or against Borrower or any Co-Obligor; c) a material breach by any Borrower or Co-Obligor of any provision of this Agreement which is not cured within ten (10) business days following Borrower's and Co-
Obligors' receipt of written notice thereof from Lenders; provided, however, in the event Borrower and/or Co-Obligors cure the Default, Lenders shall have no further right or remedy against Borrower whatsoever in connection with or by reason by such Default; or (d) the release of the Mortgages by Lenders pursuant to the provisions of Paragraph 4. Notwithstanding the foregoing, this forbearance shall not prohibit Lenders from re-advertising foreclosure sale of Borrower and/or Co-Obligors' properties located in Davidson County, Tennessee, so long as the sale is scheduled for April 1, 2001, or later. Pending the Forbearance Date, the failure of Borrower and Co-Obligors to make scheduled payments of principal and interest under the Notes and other payments under the Loan Documents (other than the payments provided for in Paragraph 8) shall not be a Default under this Agreement.
Notwithstanding anything to the contrary in this Agreement, Lenders agree that any representation or warranty in the Loan Agreement or any related document that is not true as of the date of this Agreement and any covenant or other undertaking or obligation of which the Borrower and/or Co-Obligors are in breach as of the mutual execution and delivery of this Agreement or of which they would be in breach by reason of matters existing on such date upon the giving of notice from Lenders, the passage of time or both shall for purposes of this Agreement be deemed one of the defaults comprising the Default (i.e., it shall not be considered a default which would entitle Lenders to exercise any right or remedy under the Loan Agreement or any related document prior to the Forbearance Date).

	6. 	Borrower and Co-Obligors shall provide to Lenders the
following information during the term of this Agreement:



        Exhibit 10.33-Pg. 3



		(a) 	Weekly reports of store operations;

		(b) 	Monthly accounts payable aging within fifteen (15)
days of the end of each month, starting with the November 30, 2000, report;

		(c) 	A report as to the current status of any defaults
under agreements with any secured creditors and a supplemental report in the future in the event any default occurs. In addition, such report will show the current balance owed to each secured creditor and a general description of the collateral securing this obligation;

		(d) 	Copies of any executed letters of intent,
commitment letters or contracts signed by the Borrower and/or Co-Obligors from and after December 1, 2000, (other than those relating to Boardman, Florence and the Headquarters Building) for the sale, sale-leaseback, disposition or refinance of any real property or any material personal property of any Borrower and/or Co-Obligor, provided, however, that Lenders shall execute a confidentiality agreement with respect to the information to be provided under this subparagraph if requested by any third party;

		(e) 	Monthly unaudited financial statements for the
Borrower and Co-Obligors within fifteen (15) days of the end of each month beginning with the November 30, 2000, statements and the unaudited year-end financial statement by February 15, 2001;

		(f) 	Weekly cash flow reports showing changes in cash
position to be provided within a week of the close of the prior week.

	7. 	Borrower and Co-Obligors agree to allow Lenders or their
agents reasonable access to Borrower's and Co-Obligors' books and records and to the restaurants. Access to the restaurants will be for the purposes of inspecting collateral and/or performing appraisals. Access to the restaurants will be upon reasonable notice to the Borrower and Co-Obligors and scheduled and conducted in such a way as to not disrupt the business or operations of the restaurants.

	8.	Borrower and Co-Obligors agree to promptly reimburse Lenders for all un-reimbursed legal fees and expenses recoverable by Lenders under the terms of the Loan Agreement as of the date of this Agreement in an aggregate amount not to exceed Fifty-Five Thousand Dollars
($55,000.00); provided that if Borrower does not receive Borrower's
Share of Net Proceeds, this reimbursement obligation will be deferred to the Forbearance Date.

        9. This Agreement shall be construed in accordance with the laws of the State of Tennessee. This Agreement shall be deemed to be an amendment to the Loan Agreement, the terms of which, as amended, are ratified and affirmed by the parties effective the date hereof, provided, however, that Borrower and Co-Obligors are not (i) ratifying or affirming any representations or warranties made in the Loan Agreement which are not true as of the date of this Agreement; or (ii) agreeing to perform any covenant, undertaking or other obligation under the Loan Agreement of which the Borrower and/or Co-Obligors are in default as of the mutual execution and delivery of this Agreement or of which they would be in default by reason of matters existing on such date upon the giving of notice by Lenders, the passage of time or both.




        Exhibit 10.33-Pg. 4



        10. This Agreement may be signed in multiple counterparts and will be effective when each party has signed a counterpart.

	IN WITNESS WHEREOF, the parties have executed this Agreement to be effective the day and year first above written.

                                        LENDERS:

                                        BANK OF AMERICA, N.A., successor to
                                        NATIONSBANK, N.A., successor to
                                        NATIONSBANK OF TENNESSEE, N.A.

                                        By: /s/George S. Patton
                                            --------------------------
                                        Title: Senior Vice President
                                               -----------------------

                                        FIRST UNION NATIONAL BANK

                                        By: /s/ Gary R. Walker
                                            --------------------------
                                        Title: Senior Vice President
                                               -----------------------


                                        AGENT:

                                        BANK OF AMERICA, N.A., successor to
                                        NATIONSBANK, N.A., successor to
                                        NATIONSBANK OF TENNESSEE, N.A.

                                        By: /s/George S. Patton
                                            --------------------------
                                        Title: Senior Vice President
                                               -----------------------


                                        BORROWER:

                                        COOKER RESTAURANT CORPORATION,
                                        an Ohio corporation

                                        By:  /s/ Henry R. Hillenmeyer
                                             -------------------------
                                        Title:  Chairman & CEO
                                                -----------------------



        Exhibit 10.33-Pg. 5



                                        CO-OBLIGORS:

                                        CGR MANAGEMENT CORPORATION,
                                        a Florida corporation

                                        By:  /s/ Henry R. Hillenmeyer
                                             -------------------------
                                        Title:  Chairman & CEO
                                                ----------------------

                                        FLORIDA COOKER LP, INC.,
                                        a Florida corporation

                                        By:  /s/ Henry R. Hillenmeyer
                                             -------------------------
                                        Title:  Chairman & CEO
                                                ----------------------

                                        SOUTHERN COOKER LIMITED
                                        PARTNERSHIP, an Ohio limited
                                        partnership

                                        By:     COOKER RESTAURANT
                                        CORPORATION, General Partner

                                        By:  /s/ Henry R. Hillenmeyer
                                             -------------------------
                                        Title:  Chairman & CEO
                                                ----------------------



        Exhibit 10.33-Pg. 6